UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2021

 (Exact name of registrant as specified in its charter)

Delaware	0-7928	11-2139466
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

68 South Service Road, Suite 230
Melville, New York 11747

(Address of Principal Executive Offices, including zip code)

(631) 962-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

Cooperation Agreement with Outerbridge

On December 16, 2021, Comtech Telecommunications Corp. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Outerbridge Partners, LP, Outerbridge Capital Management, LLC, Outerbridge Partners GP, LLC, Outerbridge Bartleby Fund, LP, Outerbridge Bartleby GP, LLC, and Rory Wallace (collectively, with each of their respective Affiliates, “Outerbridge”).

Effective upon the execution and delivery of the Cooperation Agreement, Outerbridge has terminated its solicitation of proxies in connection with the Company’s Fiscal 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) and withdrawn its notice to the Company regarding its intent to nominate director candidates for election to the Company’s Board of Directors (the “Board”) at the 2021 Annual Meeting. Outerbridge further agreed not to submit any proxies it has received at the 2021 Annual Meeting and that it will encourage stockholders of the Company to vote in accordance with the Company’s recommendations at the 2021 Annual Meeting.

Pursuant to the Cooperation Agreement, the Company agreed to appoint Wendi B. Carpenter (the “Outerbridge Nominee”) to the Board, effective January 3, 2022, as a director in the class of directors serving until the Company’s Fiscal 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Also pursuant to the Cooperation Agreement, the Board will appoint Ms. Carpenter to the Nominating and Governance Committee of the Board and any new committee formed by the Board prior to the termination of the Cooperation Agreement, subject to applicable SEC regulations and stock exchange listing rules. The Company has also agreed to consider nominating Ms. Carpenter for election to the Board at the 2022 Annual Meeting. Under the Cooperation Agreement, in the event the Board does not nominate Ms. Carpenter for election to the Board at the 2022 Annual Meeting, the Board shall cooperate with Outerbridge in identifying an alternative nominee for election at the meeting.

The Company and Outerbridge have also agreed to cooperate in good faith to identify and agree upon an additional qualified candidate to be appointed to the Board by March 31, 2022 (the “Additional Director”). The Company and Outerbridge will work with one or more director search firms to conduct a search for the Additional Director. So long as Outerbridge’s net long ownership exceeds 1.5% of the outstanding shares of the Company’s common stock (the “Common Stock”), subject to adjustment for stock splits, reclassifications and combinations, in the event that either the Outerbridge Nominee or the Additional Director is no longer able to serve as a director for any reason, the Company and Outerbridge would undertake to facilitate the appointment of a replacement director in the same manner as the appointment of the Additional Director.

The Cooperation Agreement further provides, among other things, that:

•	During the term of the Cooperation Agreement, Outerbridge is subject to customary standstill restrictions relating to, among other things, director nominations, proxy contests, other activist campaigns, unsolicited takeover bids and related matters.

•	During the term of the Cooperation Agreement, Outerbridge will vote all of its shares of Common Stock at all annual and special meetings (or in any action by written consent) in accordance with the Board’s recommendations, subject to certain exceptions. If the Board does not nominate Ms. Carpenter for reelection to the Board at the 2022 Annual Meeting, Outerbridge will be permitted to vote its shares of Common Stock at its discretion at the 2022 Annual Meeting, including with respect to the election of directors.

•	Each party agrees not to make disparaging public statements about the other party, subject to certain exceptions.

•	Each party agrees not to initiate any lawsuit against the other party, subject to certain exceptions.

•	The Company will reimburse Outerbridge for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the Company and its proxy contest at the 2021 Annual Meeting.

•	The Cooperation Agreement shall automatically terminate on the day after the 2022 Annual Meeting, subject to certain exceptions.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release issued by the Company on December 16, 2021 announcing the execution of the Cooperation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 16, 2021, the Company announced that Wendi B. Carpenter (Rear Admiral U.S. Navy, Retired) has been appointed to the Board, effective January 3, 2022. Ms. Carpenter will join the Board’s Nominating and Governance Committee.

Ms. Carpenter completed a distinguished 34-year career in the U.S. Navy before retiring as a Rear Admiral. She was the Commander of the Navy Warfare Development Command, Deputy Commander of the U.S. Second Fleet, and held key senior U.S. joint and NATO executive positions. She provided crisis and disaster support to FEMA and HLS, and oversaw the Logistics Crisis Action Center for the Navy following 9/11. Rear Admiral Carpenter currently serves as an Independent Director and Chair of the Compensation Committee of SkyWater Technology, Inc. (NASDAQ: SKYT), a U.S. owned $1.2 billion semiconductor development and manufacturing company with significant classified USG and aerospace communications business. Rear Admiral Carpenter holds a Master of Arts in International Relations from Salve Regina University, a Bachelor of Science in Psychology from the University of Georgia, and she is a distinguished graduate of the U.S. Naval War College.

Ms. Carpenter was appointed as a director pursuant to the terms of the Cooperation Agreement. There are no related party transactions between the Company and Ms. Carpenter. In connection with her appointment, Ms. Carpenter and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit Number 10.1 to Company’s Form 8-K filed on March 8, 2007.

A copy of the press release issued by the Company on December 16, 2021 announcing the execution of the Cooperation Agreement and the appointment of Ms. Carpenter to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Cooperation Agreement dated as of December 16, 2021, by and among Comtech Telecommunications Corp., Outerbridge Partners, LP, Outerbridge Capital Management, LLC, Outerbridge Partners GP, LLC, Outerbridge Bartleby Fund, LP, Outerbridge Bartleby GP, LLC, and Rory Wallace.
99.1	Press Release issued by Comtech Telecommunications Corp., dated December 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2021	COMTECH TELECOMMUNICATIONS CORP.

	By	/s/ Michael A. Bondi
		Name:	Michael A. Bondi
		Title:	Chief Financial Officer